CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard L. Peteka, Chief Financial Officer of Smith Barney Income Funds - Smith Barney Municipal High Income Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended July 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                        Chief Financial Officer
Smith Barney Income Funds -                    Smith Barney Income Funds -
Smith Barney Municipal High                    Smith Barney Municipal High
      Income Fund                                    Income Fund

/s/ R. Jay Gerken                              /s/ Richard L. Peteka
-------------------------------                ---------------------------
R. Jay Gerken                                  Richard L. Peteka
Date:  October 1, 2003                         Date:  October 1, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.